SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 21, 2003
                         CITADEL SECURITY SOFTWARE INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                           000-33491                     75-2873882

(STATE OR OTHER            (COMMISSION FILE NUMBER)            (IRS EMPLOYER
JURISDICTION OF                                                IDENTIFICATION
INCORPORATION)                                                 NUMBER)

           8750 N. CENTRAL EXPRESSWAY, SUITE 100, DALLAS, TEXAS 75231

              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 520-9292


Item  5.    Other  Events  and  Regulation  FD  Disclosure.

On April 21, 2003, Citadel Security Software Inc. issued 1,637,500 new warrants to the accredited investors who participated in the January 2003 private placement plus 245,625 warrants to the placement agent (collectively the "New Warrants"). The exercise price of the warrants issued to the investors in the January 2003 private placement (the "Prior Warrants") was reduced to $0.80 per share for a period ending on May 6, 2003. Investors who exercise their Prior Warrants at the reduced exercise price on or before May 6, 2003 shall receive a New Warrant covering the same number of shares of the Prior Warrant exercised by the Investor. The New Warrants shall have an exercise price of $1.27 per share (the closing market price on April 17, 2003) and shall have the same terms and conditions as the Prior Warrant. The New Warrants shall expire if the Prior Warrant is not exercised by May 6, 2003.

If all Prior Warrants are exercised at the exercise price of $0.80 per share, the Company will receive cash proceeds of approximately $1,500,000 before transaction expenses including legal and accounting fees and a placement agent fee of approximately $113,000. In addition, the placement agent will receive warrants issued at a rate of 2.5% of the number of New Warrants issued. The exercise price of the placement agent's warrants will be the closing price of Citadel common stock on May 6, 2003 and will have a five year term. The proceeds of the transaction will be used for general working capital purposes.

The Prior Warrants and New Warrants will be included in the Company's registration statement on Form SB-2 anticipated to be filed the week of April 21.

Item  7.    Financial  Statements, Pro Forma Financial Information and Exhibits.

(a)  Not  Applicable.

(b)  Not  Applicable.

(c)  Exhibits.

Exhibit  99.1   Form  of  Amendment  No.  1  to  Stock  Purchase  Warrant

Exhibit 99.2 Form of Stock Purchase Warrant issued by the Registrant to the Investors



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Citadel Security Software Inc.
(Registrant)


By:  /s/  Steven  B.  Solomon
    -------------------------------
          Steven  B.  Solomon
          Chief  Executive  Officer

Dated as of April 21, 2003


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